EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-46834, 33-87844, 33-88984 and 33-63429) of Apollo Group, Inc. of our report dated September 30, 2003, except as to paragraphs 3 and 4 of Note 2, which is as of November 10, 2005 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.
PricewaterhouseCoopers LLP
Phoenix, Arizona
November 10, 2005